UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               ------------------

                                 March 10, 2006

                         COMPLIANCE SYSTEMS CORPORATION
                         ------------------------------
               (Exact Name of Registrant as Specified in Charter)


           Nevada                      333-131862                20-4292198
           ------                      ----------                ----------
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

        90 Pratt Oval, Glen Cove, New York                         11542
        -----------------------------------                        -----
     (Address of principal executive offices)                    (Zip code)

Registrant's telephone number, including area code:            (516) 674-4545


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

      On March 7, 2006 Compliance Systems Corporation, a Nevada corporation (the "Company") entered into a Termination Agreement (the "Termination Agreement") with Montgomery Equity Partners, Ltd. ("Montgomery"), whereby that certain Securities Purchase Agreement, Investor's Registration Rights Agreement, Escrow Agreement, two Insider Pledge and Escrow Agreements, Security Agreement, and five separate Subsidiary Security Agreements, all of which were dated as of November 30, 2005, were terminated.

Item 1.01 Entry into a Material Definitive Agreement.

      On March 8, 2006, the Company entered into a Securities Purchase Agreement with Montgomery, pursuant to which the Company issued to Montgomery a secured convertible debenture in the principal amount of $1,000,000 (the "Debenture"). The principal amount of the Debenture is comprised of the following: (i) $600,000 was issued to replace the debenture issued to Montgomery on November 30, 2005 (the "November Debenture"); and (ii) a new secured convertible debenture in the principal amount of $400,000 was issued to Montgomery, for a total purchase price of $1,000,000. The Debenture is secured by substantially all of the Company's assets, has two-year maturity date, and accrues interest at 10% per annum.

      Montgomery is entitled, at its option, to convert at any time, a portion or all amounts of principal and interest due and outstanding under the Debenture into shares of the Company's common stock, $0.001 par value per share, at a price per share equal to the lesser of (a) $0.10 or (b) 80% of the lowest Closing Bid Price of the Company's common stock for the five trading days immediately preceding the Conversion Date as quoted by Bloomberg, LP., which conversion price may be adjusted from time-to-time pursuant to other terms of the Debenture. The term "Closing Bid Price" is defined as the price per share in the last reported trade of the Company's common stock on the Over-the-Counter Bulletin Board or on the exchange which the common stock is then listed as quoted by Bloomberg, LP.

      The Company may redeem, with three business days advance written notice to Montgomery, a portion or all outstanding principal amounts plus accrued interest due and outstanding under the Debenture prior to the maturity date if the closing bid price of the of the Company's common stock, as reported by Bloomberg, LP, is less than the Fixed Price at the time of the Redemption Notice. The Company will pay an amount equal to the principal amount being redeemed and accrued interest, plus a redemption premium equal to 20% of the amount being redeemed (collectively referred to as the "Redemption Amount"). The Company will deliver to Montgomery the Redemption Amount on the third business day after the notice of redemption .

Item 3.02. Unregistered Sales of Equity Securities.

      See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

      (a)   Not applicable

      (b)   Not applicable

      (c)   Exhibit No. Description

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


Exhibit             Description                                                                Location
----------------------------------------------------------------------------------------------------------------
Exhibit 10.1     Securities Purchase  Agreement,  dated March 10, 2006, by and between the     Provided herewith
                 Company and Montgomery Equity Partners, Ltd.

Exhibit 10.2     Investor Registration Rights Agreement, dated March 10, 2006, by and          Provided herewith
                 between the Company and Montgomery Equity Partners, Ltd.

Exhibit 10.3     Secured Convertible Debenture, dated March 10, 2006, issued to                Provided herewith
                 Montgomery Equity Partners, Ltd.

Exhibit 10.4     Security Agreement, dated March 10, 2006, by and between the Company and      Provided herewith
                 Montgomery Equity Partners, Ltd.

Exhibit 10.5     Form of Subsidiary Security Agreement, dated March 10, 2006, by and           Provided herewith
                 between the Company and Montgomery Equity Partners, Ltd.

Exhibit 10.6     Pledge and Escrow Agreement, dated March 10, 2006, by and among the           Provided herewith
                 Company, Montgomery Equity Partners, Ltd. and David Gonzalez, Esq.

Exhibit 10.7     Insider Pledge and Escrow Agreement, dated March 10, 2006, by and among       Provided herewith
                 Dean Garfinkel, the Company, Montgomery Equity Partners, Ltd. and David
                 Gonzalez, Esq.

Exhibit 10.8     Insider Pledge and Escrow Agreement, dated March 10, 2006, by and among       Provided herewith
                 Barry Brookstein, the Company, Montgomery Equity Partners, Ltd. and
                 David Gonzalez, Esq.

Exhibit 10.9     Irrevocable Transfer Agent Instructions, dated March 10, 2006, between        Provided herewith
                 and among the Company, Montgomery Equity Partners, Ltd. and Transfer
                 Agent

Exhibit 10.10    Termination Letter Agreement, dated March 9, 2006, by and between the         Provided herewith
                 Company and Montgomery Equity Partners, Ltd.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2006                         COMPLIANCE SYSTEMS CORPORATION


                                             By: /s/ Dean Garfinkel
                                                 -------------------------------
                                                 Dean Garfinkel, President


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